ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20140703269-44 Filing Date and Time 10/06/2014 11:10 AM Entity Number E0510682014-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: DESTINY MEDIA TECHNOLOGIES INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: PARACORP INCORPORATED
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 100,000,000 | Par value per share: $ 0.001 | Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) STEVEN VESTERGAARD
Name
750 - 650 West Georgia Street (Street Address) | Vancouver (City) | BC (State) | V6B 4N7 (Zip Code)

2) EDWARD KOLIC
Name
750 - 650 West Georgia Street (Street Address) | Vancouver (City) | BC (State) | V6B 4N7 (Zip Code)

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:
To engage in any lawful act or activity for which corporations may be organized under NRS 78.

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

STEVEN VESTERGAARD (Name) | X [signature] Incorporator Signature

750 - 650 West Georgia Street (Address) | Vancouver (City) | BC (State) | V6B 4N7 (Zip Code)

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION

OF

DESTINY MEDIA TECHNOLOGIES INC.

ARTICLE 4. NAMES AND ADDRESSES OF THE BOARD OF DIRECTORS/TRUSTEES:

	NAME		TITLE		
3)	**LAWRENCE J. LANGS**		**DIRECTOR**		
	11527	**Suite 750, 650 West Georgia Street**	**Vancouver**	**BC**	**V6B 4N7**
	PO BOX	STREET ADDRESS	CITY	ST	ZIP
	NAME		TITLE		
4)	**YOSHITARO KUMAGAI**		**DIRECTOR**		
	11527	**Suite 750, 650 West Georgia Street**	**Vancouver**	**BC**	**V6B 4N7**
	PO BOX	STREET ADDRESS	CITY	ST	ZIP

ADDITIONAL ARTICLES

Section 1. Board of Directors

(a) ***Number of Directors***. The number of the directors constituting the entire Board will be not less than one (1) nor more than fifteen (15) as fixed from time to time by vote of the majority of the entire Board, provided, however,

that the number of directors will not be reduced so as to shorten the term of any director at the time in office.

(b) ***Vacancies***. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen will hold office during the remainder of the term of office of the resigning director.

Section 2. Acquisition of Controlling Interest

The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

Section 3. Combinations with Interest Stockholders

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

Section 4. Liability

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
(b) the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Section 4 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

Section 5. Indemnification

(a) ***Right to Indemnification.*** The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b) ***Inurement.*** The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Section 5, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c) ***Non-exclusivity of Rights.*** The right to indemnification and to the advancement of expenses conferred by this Section 5 are not exclusive of any other rights that an Indemnitee may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, these Articles of Incorporation or otherwise.

(d) ***Other Sources.*** The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

(e) ***Advancement of Expenses.*** The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.